LEASE AGREEMENT made the 2nd day of June, 1997, between

LEONIA ASSOCIATES, L.L.C, a New Jersey Limited Liability Company, having its principal place of business c/o Sterling Management Co., Inc., 72 Essex Street, Lodi, New Jersey 07644 (hereinafter referred to as "Landlord");
          and

COMPUTER OUTSOURCING SERVICES, INC., a New York Corporation, having an office located at 360 West 31st Street, New York, NY 10001, (hereinafter referred to as "Tenant").


                             PREAMBLE

              BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

          (1) Additional Rent shall mean all sums in addition to Fixed Basic Rent payable by Tenant to Landlord pursuant to the provisions of this Lease, or sums expended by Landlord on Tenant's behalf or fines imposed upon Landlord as a result of Tenant's failure to comply with the terms hereof.


          (2)  Base Real Estate Taxesshall mean:
               Those Real Estate Taxes determined by multiplying the tax rate in effect for Calendar Year 1997 by the assessment for the Building Area and Building averaged for the 1997/1998 Calendar Years.


          (3) Broker shall mean MRH Real Estate Services, Inc. and Cushman & Wakefield, Inc.


          (4) Building shall mean the building located at 2 Christie Heights, in the Borough of Leonia, County of Bergen, State of New Jersey.


          (5)  Building Holidays shall mean those shown on Exhibit "E".

          (6) Commencement Date is October 1, 1997 and shall, for the purposes hereof, be subject to Paragraph "27" and "43" hereof.

          (7)  Demised Premises or Premises:   50,000 gross rentable square
          feet, 30,000 square feet of which is on the First Floor and 20,000 square feet of which is on the Second Floor as shown on Exhibit "A" hereto, which includes an allocable share of the Common Facilities as defined in Paragraph "42(C)". The foregoing square footage is approximate and is set forth solely for the purpose of computing all pass-throughs required to be paid by the Tenant to the Landlord under the terms and conditions of the within Agreement.

          (8) Exhibits. The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

               Exhibit A         Premises Plan
               Exhibit B         Rules and Regulations
               Exhibit C         Landlord's Work
               Exhibit D         Cleaning Services
               Exhibit E         Building Holidays


          (9) Fixed Basic Rent for the first Five (5) Years and Three (3) Months of the Term of this Lease shall mean:

               THREE MILLION EIGHT HUNDRED SIX THOUSAND TWO HUNDRED FIFTY AND 00/100 ($3,806,250.00) DOLLARS.

               (A)  Yearly Rate:
               SEVEN HUNDRED TWENTY FIVE THOUSAND AND 00/100 ($725,000.00) DOLLARS.

               (B)  Monthly Installment:
               SIXTY THOUSAND FOUR HUNDRED SIXTEEN AND 67/100 ($60,416.67) DOLLARS.


               Fixed Basic Rent for the next Six (6) years of the Term of this Lease shall mean:

               FOUR MILLION NINE HUNDRED FIFTY THOUSAND AND 00/100 ($4,950,000.00) DOLLARS for the Term payable as follows:

               (A)  Yearly Rate:
               EIGHT HUNDRED TWENTY FIVE AND 00/100 ($825,000.00) DOLLARS.

               (B)  Monthly Installment:
               SIXTY EIGHT THOUSAND SEVEN HUNDRED FIFTY AND 00/100 (68,750.00) DOLLARS.


          (10) Tenant's Percentage:
               SEVENTY FOUR POINT SIXTY THREE (74.63%) PERCENT which percentage is stipulated and agreed to by the parties hereto, subject to adjustment as provided for in Paragraph "42(e)".


          (11) Building Area: Lot 2, Block 503, on the Tax Map of the Borough of Leonia, County of State of New Jersey.


          (12) Parking Spaces shall mean a total of One Hundred Fifty (150) spaces; assigned and unassigned as indicated.

               (a)  Assigned:     23 including 15 covered spaces for
                                     Tenant and 8 uncovered spaces for
                                     Tenant's visitors.

               (b)  Unassigned:  127

          (13)  Permitted use shall be general and executive offices .


          (14) Security Deposit shall be $181,250.00.


          (15) Term shall mean Eleven (11) Years and Three (3) Months from the Commencement Date, unless extended pursuant to any option contained herein.


          (16) Termination Date shall be December 31, 2008.


          (17) Rent shall mean Fixed Basic Rent and Additional   Rent.


          (18) Standard Industrial Classification Number of Tenant is
                .


                       W I T N E S S E T H:


          For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

          1. DESCRIPTION. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises as defined in the Preamble (hereinafter called "Demised Premises" or "Premises"), as shown on the plan or plans initialed by the parties hereto marked Exhibit A annexed hereto and made part hereof in the Building as defined in the Preamble (hereinafter called the "Building") which is situated on the Building Area, together with the right to use, in common with other tenants of the Building and invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

          2. TERM. The Premises are leased for the Term to commence on the Commencement Date and to end at 12:00 midnight on the Termination Date, all as defined in the Preamble or on such other date as the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law, at which time Tenant shall deliver up the Premises in accordance with all of the terms hereof; and Paragraph 25 ("Holdover Tenancy") shall in no way be construed as a waiver of this requirement to timely remove.

          3. BASIC RENT. Tenant shall pay to Landlord during the Term the Fixed Basic Rent as defined in the Preamble (hereinafter called "Fixed Basic Rent"), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as defined in the Preamble and shall be payable in advance on the first day of each calendar month during the Term at the Monthly Installments as defined in the Preamble, in accordance with the provisions of this Lease herein set forth, except that if the Commencement Date is not the first (1st) day of the month, Rent for the month in which the Commencement Date occurs shall be prorated to the end of the month, the first (1st) full monthly installment of Rent shall be due on the first (1st) day of the next month and after the expiration of the number of years in the Term of this Lease, the Term shall expire on the last day of the same month in which the Commencement Date of the Term occurred, it being the intention of the parties that the Term expire on the last day of the month. Landlord acknowledges receipt from Tenant of the first Monthly Installment by check, subject to collection, for Fixed Basic Rent for the first month of the Term.

               Tenant shall pay Rent as hereinafter provided, to Landlord at Landlord's above-stated address, or at such other place as Landlord may designate in writing, without the necessity of a bill therefore or demand of any nature whatsoever, and without counterclaim, deduction or set-off.

          4.   USE AND OCCUPANCY.

               (a) The Premises shall be used and occupied only for the Permitted Use described in the Preamble to this Lease and for no other use or purpose. Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any certificate of occupancy for the Building or the Premises, or any of the covenants, agreements, terms, provisions and conditions of this Lease, or for any unlawful purposes or in any unlawful manner, or, in the reasonable judgment of any insurer of the Building, cause Landlord's insurance thereon to be canceled; and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the reasonable judgment of Landlord, shall in any way impair the character, reputation or appearance of the Building, impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building, if any. Tenant shall have access to the Building and the Demised Premises twenty-four
(24) hours a day, three hundred sixty five (365) days a year.

               (b) If any governmental license or permit (other than the certificate of occupancy required to be obtained by Landlord) shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Premises by Tenant and if the failure to secure such license or permit would, in any way, affect Landlord, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times, comply with the terms and conditions of each such license or permit.

               (c) Tenant shall not store or permit to be used in any way in, on or about the Demised Premises any "hazardous materials", which, for the purposes hereof, shall include any chemical substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any Federal, State or local environmental laws and regulations promulgated pursuant to any of the foregoing including, for example at the federal level only and without limitation, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C. 651, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601, et seq.; the Clean Air Act, 42 U.S.C. 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. 300f, et seq.; and the Clean Water Act, 33 U.S.C. 1251, et seq. The foregoing shall not be deemed to prohibit the use of customary office supplies and equipment in quantities reasonably necessary for Tenant's Permitted Use.

               (d) Landlord agrees to indemnify and hold harmless the Tenant from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Lease Term from or in connection with the presence or suspected presence of Hazardous Substances in or on the Premises, unless the Hazardous Substances are present as a result of negligence, willful misconduct of other acts of Tenant, Tenant's agents, employees, contractors or invitees. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision, unless the Hazardous Substances are present as a result of negligence, willful misconduct or other acts of Tenant, Tenant's agents, employees, contractors or invitees. This indemnification shall spcifically include any and all costs due to Hazardous Substances which flow, diffuse, migrate or percolate into, onto or under the Premises after the Lease Term Commences.

        5. CARE AND REPAIR OF PREMISES. Tenant covenants to commit no act of waste and to take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises comply with all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Tenant's use of the Premises, this covenant to survive the expiration or sooner termination of the Lease. Landlord shall, at Tenant's expense [except for structural repairs not necessitated by the misuse or neglect of Tenant or Tenant's agents, servants, visitors or licensees, which repairs, if any, shall be amortized over their useful life in accordance with generally accepted accounting principles, consistently applied, and included as an Operating
Cost expense in accordance with Paragraph 23(a)], make all necessary repairs to the Premises. Landlord shall make all necessary repairs to the Common Facilities and to the parking areas, if any, the same to be included as an Operating Cost, except where the repair has been made necessary by misuse or neglect primarily caused by Tenant or Tenant's agents, servants, visitors or licensees, in which event Landlord shall nevertheless make the repair but Tenant shall pay to Landlord, as Additional Rent, immediately upon demand, the costs therefor. All improvements made by Tenant to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Landlord upon installation. Not later than the last day of the Term, Tenant shall, at Tenant's expense (a) remove all Tenant's personal property and those improvements made by Tenant which have not become the property of Landlord, including trade fixtures, movable paneling, partitions, and the like,
(b) repair all injury done by or in connection with the installation or removal of said property and improvements, and (c) surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and tear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Tenant, Tenant's agents, servants, visitors or licensees excepted, and in "broom clean" condition. All other property of Tenant remaining on the Premises after the last day of the Term shall be conclusively deemed abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal. Landlord may have any such property stored at Tenant's risk and expense.

               Tenant acknowledges the existence of environmental laws, rules, and regulations, including, but not limited to, the Environmental Clean-up Responsibility Act of 1983 ("ECRA") and the Industrial Site Recovery Act of 1993 ("ISRA").Tenant shall comply with any and all such laws, rules, and regulations.

Tenant represents to Landlord that Tenant's Standard Industrial Classification
(SIC) Number, as same is set forth in the Preamble to this Lease and as used on Tenant's Federal Tax Return will not subject the Premises to ECRA/ISRA applicability. Any change by Tenant to an operation with a SIC Number subject to ECRA/ISRA shall require Landlord's written consent. Any such proposed change shall be sent in writing to Landlord sixty (60) days prior to the proposed change. Landlord, at its sole option, may arbitrarily deny such consent.

               Within thirty (30) days of the date of the expiration of the term of this Lease or the date of sooner termination hereof, Tenant shall provide to Landlord appropriate evidence of compliance with ECRA/ISRA and the rules, regulations and directives promulgated in connection therewith and applicable to Tenant's surrendering of the Premises, the Building, the Building Area and the Common Facilities to Landlord and ceasing its operations therein and thereon. Evidence of compliance as used in this paragraph and this Lease shall be deemed to include a letter of non-applicability regarding ECRA/ISRA or a letter of negative declaration issued by the New Jersey Department of Environmental Protection and Energy.

               Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary to make such application as Landlord reasonably requires to assure compliance resulting from Tenant's use of the Demised Premises, including, but not limited to, payment of state agency fees, engineering fees, clean-up costs, filing fees, and suretyship expenses.
As used in this Lease, ECRA/ISRA compliance shall include applications for determinations of non-applicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of this Lease and surrender of the Demised Premises and shall also survive sale, lease, or assignment of the Demised Premises by Landlord. Tenant agrees to indemnify and hold Landlord harmless from any violation of ECRA/ISRA occasioned by Tenant's use of the Demised Premises. Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations, and other materials pertinent to the Tenant's compliance and the Department of Environmental Protection and Energy ("DEPE") requirements under ECRA/ISRA as they are issued or received by the Tenant.

          6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS. Tenant shall not, without first obtaining the written consent of Landlord not to be unreasonably withheld or unduly delayed in each and every instance, make any alterations, additions or improvements in, to or about the Premises.

               Before proceeding with any Alteration, Tenant shall submit to Landlord, for Landlord's approval, plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord's written approval of such plans and specifications which approval shall not be unreasonably withheld.Landlord agrees to approve or disapprove any such Alteration within fifteen (15) Business Days following Tenant's submission of the same for review in accordance with this Paragraph (the "First Review Period"). If Landlord shall disapprove of any of Tenant's plans during Landlord's First Review Period, Tenant shall be advised in writing by Landlord of the reasons for such disapproval. After Tenant resubmits its revised plans and specifications to Landlord, Landlord shall have a Second Review Period (as defined below) for review of the same subject to the other terms of this Paragraph. Landlord hereby agrees to give its approval or disapproval to said plans and specifications submitted by Tenant for Landlord's review within five
(5) Business Days of receipt of the same by Landlord (the "Second Review Period"). With respect to either the First and/or Second Review Periods described herein, if Landlord shall fail to approve or disapprove of any such proposed plans and specifications within the aforementioned periods and the cause for such failure on the part of Landlord shall not be cause beyond the reasonable control of Landlord, then, provided Tenant shall, following the expiration of the aforementioned periods, send Landlord a notice (the "Warning Notice") setting forth Landlord's failure to so approve or disapprove the submitted plans and specifications and provided such Warning Notice shall expressly reference this Paragraph "6" of the Lease and the consequences of Landlord's failure to respond within the five (5) day period hereinafter set forth, then if Landlord shall fail to approve or disapprove of the submitted plans and specifications within a five (5) day period following the date upon which Landlord shall have received such Warning Notice, the proposed submitted plans and specifications shall be deemed approved.

               Notwithstanding the foregoing, Tenant may make decorative, non-structural alterations or alterations with a cost less than $50,000 which do not impact building mechanical systems or structure without the approval of the Landlord.

          7. ACTIVITIES INCREASING INSURANCE RATES. If by reason of failure of Tenant to comply with the provisions of this Lease, including but not limited to the manner in which Tenant uses or occupies the Premises, the insurance rates shall, at the commencement of the Term, or at any time thereafter, be higher than they otherwise would be for a similar type building insured under a standard casualty policy, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that part of all insurance premiums thereafter paid or incurred by Landlord, which shall have been charged because of such failure or use by Tenant, and Tenant shall make such reimbursement upon the first (1st) day of the month following the billing to Tenant of such additional cost by Landlord.

          8. ASSIGNMENT AND SUBLEASE. Provided that Tenant shall not be in default hereunder, Tenant may assign the Lease or sublease the Premises to any party, subject to the following:

               (a) In the event that Tenant desires to sublease the whole or any portion of the Premises or assign the within Lease to any other party, the terms and conditions of such sublease or assignment, together with the name and address of the proposed assignee or sublessee, financial statements prepared by a certified public accountant, certified to the President of the proposed assignee or sublessee; the nature and character of the business of the proposed sublessee or assignee; and any other information requested by Landlord reasonably calculated to enable Landlord to determine the proposed assignee or sublessee's financial responsibility, shall be communicated to Landlord in writing no later than sixty (60) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, Landlord shall have the option, exercisable in writing to Tenant, to recapture the within Lease so that such prospective sublessee or assignee shall then become the sole Tenant of Landlord hereunder, or alternatively, to recapture said space, provided the aggregate of all subleased space as recaptured exceeds 15,000 square feet and the sublease as recaptured is for the balance of the term less one (1) day.

                    Upon receipt by Tenant of said notification of intent to recapture, Tenant shall then remove itself and all of its personal property from the Demised Premises pursuant to all the terms, conditions and provisions of this Lease and in accordance with Paragraph 5 of this Lease pertaining to Tenant's removal and restoration of the Demised Premises.

                    In the event Landlord shall recapture the Demised
Premises pursuant to this Paragraph as above stated, the Tenant's obligation to pay Rent and all other payments due hereunder shall continue until Tenant has completed its removal and restoration of the Demised Premises pursuant thereto. Tenant shall be required to pay the full monthly rental for every month or any portion thereof in which it remains in occupancy hereunder up to and until it has completed its removal from the Demised Premises in accordance with all of the terms of this Lease and Landlord has retaken possession thereof. After Tenant's removal from the Demised Premises and restoration of same, and Landlord has retaken possession thereof, this Lease shall terminate, cease and come to an end.

               (b) In the event that Landlord elects not to recapture the Lease as hereinabove provided, Tenant may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Landlord's prior written consent, which consent shall not be unreasonably withheldor unduly delayed; provided, however, that Landlord shall not be deemed unreasonable if it refuses to consent to any proposed sublease or assignment of the Lease to any tenant, subtenant or other occupant of the Building, or, if, in the reasonable judgment of Landlord, the business of such proposed subtenant or assignee is not compatible with the type of occupancy of the Building,and subject to the consent of any mortgagee, trust deed holder, or ground lessor, on the basis of the following terms and conditions:

                    (1) The Demised Premises shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for assignment or subletting at a rental rate lower than the higher of (a) the annual Rent then payable, or (b) the then prevailing rental rate for other space in the Building.

                    (2) The terms and conditions of the sublease or assignment shall not be materially altered from those terms and conditions previously communicated to Landlord.

                    (3) The assignee or sublessee shall assume, by written instrument satisfactory to Landlord, exercising reasonable discretion, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord within ten (10) days of its execution.

                    (4) Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Rent reserved herein, throughout the Term, as the same may be renewed, extended or otherwise modified.

                    (5) Tenant and any assignee shall promptly pay to Landlord fifty (50%) percent of any consideration received for any assignment or sublet and/or all of the Rent received by Tenant in excess of the Rent required to be paid by Tenant for the area assigned or sublet, computed on the basis of an average square foot rent for the gross square footage Tenant has leased, except that Tenant shall in such instance be entitled to retain one hundred (100%) percent of any compensation received for furniture and equipment without sharing it with Landlord, provided such compensation is at fair market value.

                    (6) In any event, the acceptance by Landlord of any Fixed Basic Rent or Additional Rent from the assignee or from any of the subtenants, or the failure of Landlord to insist upon a strict performance of any of the terms, conditions, and covenants contained herein, shall not release Tenant herein, nor any assignee assuming this Lease or sublessee, from any and all of the obligations herein during and for the entire Term.

                    (7) Tenant shall deposit with Landlord a sum equal to three (3) months rent to be paid by the sublessee or assignee as and for an additional Security Deposit to be held by Landlord in accordance with the terms of Paragraph 16 hereof.

                    (8) Landlord shall require a Seven Hundred Fifty and 00/100 ($750.00) Dollar payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance, and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord's actions in refusing to consent thereto.

               (c) Any sublet or assignment to a parent, subsidiary, affiliate (as hereinafter defined) or successor entity of Tenant shall not be subject to the provisions of Subparagraphs (a) and (b)(5) hereof and shall not require Landlord's prior written consent, but all other provisions of this Paragraph shall apply.

                    Provided Tenant is not in default of this Lease, the Tenant named herein, shall have the right, without requiring the prior consent of Landlord, to assign its interest in this Lease, for the use permitted in this Lease, to sublet the whole or part of the Premises on one or more occasions to any number of affiliates of the Tenant named herein. For the purposes of this Paragraph "8(b)(8)(c)", an "affiliate" of the Tenant named herein shall mean any corporation, partnership or other business entity which controls or is controlled by, or is under common control with Tenant and the term "control" as used with respect to any corporation, partnership, or other business entity shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership, or other business entity whether through the ownership of voting securities or contract. Any transfer or cessation of control over any affiliate to which the Lease is assigned shall constitute an assignment of this Lease to which all of the provisions of this Paragraph "8(b)(8)(c)" shall apply. No such assignment shall be valid or effective unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord all of the following: (I) a duplicate original instrument of assignment, in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, in which Tenant shall (A) waive all notices of default given to the assignee, and all other notices of every kind or description now or hereafter provided in this Lease, by statute or rule of law, and (B) acknowledge that Tenant's obligations with respect to this Lease shall not be discharged, released or impaired by (i) such assignment,
(ii) any amendment or modification of this Lease, whether or not the obligations of Tenant are increased thereby, (iii) any further assignment or transfer of Tenant's interest in this Lease, (iv) any exercise, non-exercise or waiver by Landlord of any right, remedy, power or privilege under orwith respect to this Lease, (v) any waiver, consent, extension, indulgence or other act or omission with respect to any other obligations of Tenant under this Lease, (vi) any act or thing which, but for the provisions of such assignment, might be deemed a legal or equitable discharge of a surety or assignor, to all of which Tenant shall consent in advance, and (C) expressly waive and surrender any then existing defense to its liability hereunder it being the purpose and intent of Landlord and Tenant that the obligations of Tenant hereunder as assignor shall be absolute and unconditional under any and all circumstances, and (II) an instrument, in form and substance satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume the observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

                    Tenant may, upon written notice to Landlord, but without Landlord's written consent, permit any "affiliates" (as hereinabove defined) to use the whole or part of the Premises for any of the uses permitted to Tenant. Such use shall not be deemed to vest in any such affiliates any right or interest in this Lease or in any such affiliates any right or interest in this Lease or in the Premises, nor shall such use release, relieve, discharge or modify any of Tenant's obligations hereunder.

                    Tenant may upon written notice to Landlord, but without Landlord's written consent, assign or transfer its entire interest in the Lease and the leasehold estate hereby created or sublet the whole or part of the Premises to a "successor corporation" of Tenant, as such term is hereinafter defined, provided that Tenant shall not be in default in any of the terms, covenants, conditions and agreements of this Lease, including, but not limited to, the payment of the Fixed Basic Rent or Additional Rent payable by Tenant hereunder. A "successor corporation" as used in this Paragraph "8(b)(8)(c)" shall mean (i) a corporation into which or with which Tenant, its corporate or other successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations or any other business entities, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporation are assumed by the corporation surviving such merger or consolidation, or (ii) a corporation acquiring this Lease and the term hereby demised, the good will and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation) of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors or assigns, or (iii) any corporate successor to a successor corporation becoming such by either of the methods described above in clauses (i) and (ii). The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger of such corporation into Tenant for the purpose of this Paragraph "8(b)(8)(c)". A successor corporation shall, pursuant to the subparagraph "(c)", have all of the rights and obligations of Tenant hereunder.

               (d) Notwithstanding Subparagraph (c) above, if Tenant is a corporation, and, if, at any time during the Term, the persons owning a majority of its "voting stock" at the time of the execution of this Lease should cease to own a majority of such voting stock (except as the result of transfers by bequest or inheritance), Tenant covenants to so notify Landlord. Landlord may terminate this Lease by Notice to Tenant to be effective ninety (90) days after service. This section shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized stock exchange. For the purposes of this Subparagraph (d), stock ownership with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended, to and including the date of this Lease, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.

               (e) If, pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease, notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's Rent, plus an amount equal to the sum of all other charges due and payable by Tenant hereunder for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for security in Paragraph 16.

               (f) If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anyone other than Tenant, Landlord may, after default by Tenant collect Rent from the assignee, undertenant or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of all covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting, nor shall the same release or discharge Tenant from any liability, past, present or future, under this Lease, and Tenant shall continue fully liable in all respects hereunder.

          9. COMPLIANCE WITH RULES AND REGULATIONS. Tenant shall, at Tenant's sole cost and expense, observe and comply with the rules and regulations hereinafter set forth in Exhibit B, annexed hereto and made a part hereof, and with such further reasonable rules and regulations as Landlord may prescribe uniformly applied to all tenants in the Building, on written notice to Tenant, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry, to wit: 80 lbs per square foot live load on the Second Floor and 200 lbs per square foot live load on the First Floor, and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installments shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, reasonably exercised, to absorb and prevent vibration, noise and annoyance.

          10. DAMAGE TO BUILDING/WAIVER OF SUBROGATION. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty-five percent (25%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, no later than the sixtieth (60th) day following the damage, give Tenant a notice of election to terminate this Lease, or, if the cost of restoration of the Demised Premises will equal or exceed fifty percent (50%) of such replacement value and if the Demised Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Tenant may, no later than the sixtieth (60th) day following the damage, give Landlord a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter; and Rent shall be apportioned as of the date of said surrender, and any Rent paid for any period beyond said date shall be repaid to Tenant.
If the cost of restoration as estimated by Landlord shall amount to less than twenty-five percent (25%) of said replacement value of the Building, or if, despite the cost, Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as hereinafter defined, and Tenant shall have no right to terminate this Lease. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, fixtures, equipment or improvements and Landlord shall not be obligated to restore fixtures and improvements owned by Tenant.

               In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Paragraph shall include repairs. If the damage results primarily from the fault of Tenant, or Tenant's agents, servants, visitors or licensees, Tenant shall not be entitled to any abatement or reduction in Rent, except to the extent of any rent insurance maintained by Tenant and received by Landlord. Landlord shall maintain rent insurance, same to be charged to Tenant as an Operating Cost. Notwithstanding the provisions of this Paragraph of the Lease, in the event of any loss or damage to the Building, the Premises and/or any contents (herein "property damage"), each party waives all claims against the other for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss (or in the case of Tenant, against any tenant of the Building that has not waived subrogation against Tenant) and each party shall obtain, for each policy of such insurance, provisions waiving any claims against the other party (and against any other tenant[s] in the Building that has waived subrogation against Tenant) for loss or damage within the scope of such insurance.

          11. EMINENT DOMAIN. If Tenant's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the earlier of (i) the date of delivery of the Deed by the owner of the fee to the Condemnor or (ii) the date of lawful physical possession by Condemnor provided said possession materially affects Tenant's use of the Demised Premises. The Rent shall be apportioned as of said termination date and any Rent paid for any period beyond said date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Tenant may file a separate claim for any taking of fixtures and improvements owned by Tenant which have not become Landlord's property, and for moving expenses, provided the same shall in no way affect or diminish Landlord's award. In the event of a partial taking, which does not affect a termination of this Lease, but does deprive Tenant of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the Fixed
Basic Rent, depending on the period for which and the extent to which the portion of the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder, and Tenant's Percentage shall be proportionately adjusted, except that Tenant may terminate this Lease if any partial taking results in Tenant being unable to substantially conduct its business at the Premises.

          12. INSOLVENCY OF TENANT. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or (b) a general assignment by Tenant for the benefit of creditors, or (c) any action taken or suffered by Tenant, voluntarily or involuntarily, under any insolvency, reorganization or bankruptcy law or act, shall constitute a default under this Lease by Tenant, and Landlord may terminate this Lease forthwith and upon notice of such termination Tenant's right to possession of the Demised Premises shall cease, and Tenant shall then quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter provided in Paragraph 14 hereof.

          13. LANDLORD'S REMEDIES ON DEFAULT. If Tenant defaults in the payment of Rent, or defaults in the performance of any of the other terms, covenants and conditions hereof, or permits the Premises to become deserted, abandoned or vacated in excess of six (6) months, Landlord may give Tenant notice of such default, and, if Tenant does not cure any Rent default (hereinafter "Monetary Default") within five (5) days, or other default (hereinafter "Non-Monetary Default") within fifteen (15) days, after giving of such notice, or if such other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within such fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default, or, if Tenant shall be deemed an Habitual Late Payer, to be construed as a Non-Monetary Default for the purposes of a dispossess proceeding but not requiring any notice as provided for all other Non-Monetary Defaults, then, in any such event, Landlord may terminate this Lease on not less than ten (10) days' notice to Tenant, and on the date specified in said notice, Tenant's right to possession of the Demised Premises shall cease, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Landlord pursuant to Paragraphs 12 and 13 hereof, Landlord may at any time thereafter resume possession of the Premises by any lawful means and remove Tenant or other occupants and their effects. Tenant shall be liable for, and pay to Landlord, within ten (10) days after demand, as Additional Rent hereunder, reasonable attorneys' fees, disbursements and costs incurred by Landlord in enforcing the provisions of this Lease.

          14. DEFICIENCY. In any case where Landlord has recovered possession of the Premises by reason of Tenant's default, Landlord may, at Landlord's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises (if any), or otherwise changed or prepared for re-letting, and may re-let the Premises, or any part thereof, as agent of Tenant or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Landlord's option, and receive the Rent therefor. Rent so received shall be applied first to payment of such expenses as Landlord may have incurred in connection with recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises (if any), or otherwise changing or preparing for re-letting, and the re-letting, including brokerage and reasonable attorney's fees, and then to payment of damages in amounts equal to the Rent hereunder and to the costs and expenses of performance of the other covenants of Tenant as herein provided. Tenant agrees, in any such case, whether or not Landlord has re-let, to pay to Landlord damages equal to the Rent and other sums herein agreed to be paid by Tenant, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Tenant on the several rent days above specified. Tenant shall not be entitled to any surplus accruing as a result of any such re-letting. In re-letting the Premises as aforesaid, Landlord may grant rent concessions, and Tenant shall not be credited therewith. No such re-letting shall constitute a surrender and acceptance or be deemed evidence thereof. If Landlord elects, pursuant hereto, actually to occupy and use the Premises, or any part thereof, during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Tenant's obligation for Rent or damages as herein defined, during the period of Landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the Rent herein reserved and such occupancy shall not be construed as a release of Tenant's liability hereunder.

               Alternatively, in any case where Landlord has recovered possession of the Premises by reason of Tenant's default, Landlord may, at Landlord's option, and at any time thereafter, and without notice or other action by Landlord, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Tenant as damages for such breach, in addition to such other sums herein agreed to be paid by Tenant, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Rent reserved in this Lease from the date of such default to the date of expiration of the Term, as the same may have been extended or renewed, and the then fair and reasonable rental value (inclusive of Rent) of the Premises for the same period. Said damages shall become due and payable to Landlord immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and, if this Lease be terminated, without regard to the manner in which it is terminated.
In the computation of such damages, the difference between any installments of Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four percent (4%) per annum.

                Tenant hereby waives all right of redemption to which Tenant or any person under Tenant might be entitled by any law now or hereafter in force.

               In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary dispossess proceedings, and other remedies were not provided for in this Lease. During the pendency of any proceedings brought by Landlord to recover possession by reason of default, Tenant shall continue all money payments required to be made to Landlord, and Landlord may accept such payments for use and occupancy of the Demised Premises. In such event, Tenant waives its right in such proceedings to claim as a defense that the receipt of such money payments by Landlord constitutes a waiver by Landlord of such default.

               Landlord's remedies hereunder are in addition to any remedy allowed by law.

          15. SUBORDINATION OF LEASE. This Lease shall, at Landlord's option, or at the option of the holder of any underlying lease (the "Ground Lease") or holder of any first mortgage or deed of trust (the "Mortgage"), be subject and subordinate to any such Ground Lease(s) and to any such Mortgage which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said Ground Lease(s) and said Mortgage. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless, within five (5) days of receipt of same, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holder of said Mortgage or by any of the Landlords under such Ground Lease(s). Tenant hereby appoints Landlord attorney-in-fact, irrevocably, to execute and deliver any such instrument for Tenant. If any Ground Lease to which this Lease is subject terminates or any Mortgage superior to this Lease is foreclosed upon or otherwise sold, Tenant shall, on timely request, attorn to the owner of the reversion.

               (a) Landlord represents that as of the date hereof, there is only one superior mortgage with respect to the Real Property which is held by Interchange State Bank (hereinafter "Mortgagee"). With respect to Mortgagee, the provisions of Article 15 hereof shall be effective upon the delivery to Tenant of a subordination, non-disturbance and attornment agreement in favor of Tenant. Such subordination, non-disturbance and attornment agreement shall be substantially in the form attached hereto as Schedule F, and Landlord shall deliver the same to Tenant within thirty (30) days after the execution and delivery of this Lease by and to both Landlord and Tenant. Tenant agrees that it shall, at the request of Landlord, enter into a subordination, non-disturbance and attornment agreement in the form as annexed hereto as Schedule
F. If Landlord shall fail to obtain such subordination, non-disturbance and attornment agreement within thirty (30) days after the execution and delivery of this Lease, then except as expressly set forth below, Landlord shall have no liability therefor, but Tenant may terminate this Lease upon three (3) Business Days' prior written notice to Landlord furnished at any time during the five
(5) day period following the expiration of the foregoing thirty (30) day period or following such earlier date upon which Landlord has notified Tenant that Landlord will not be able to obtain such subordination, non-disturbance and attornment agreement, and following the expiration of said three (3) Business Days, this Lease shall forthwith terminate. If this Lease shall be so terminated, Landlord shall reimburse Tenant for any reasonable out-of-pocket expenses incurred by Tenant for actual and reasonable construction, architectural or engineering fees in connection with this Lease, which such expenses were incurred and are allocable to a period following the date of the execution and delivery of this Lease by both parties, except to the extent previously paid by virtue of and subject to the provisions of Paragraph 27(b) of this Lease. If at any time prior to the expiration of the thirty (30) day period hereinabove provided, Landlord shall notify Tenant that Landlord will not be able to obtain for Tenant from Mortgagee such subordination, non-disturbance and attornment agreement substantially in the form annexed hereto as Schedule F in regard to this Lease, then Landlord may give notice thereof to Tenant and Tenant shall have a period of ten (10) days after the date of such notice to terminate this Lease; provided, however that Landlord's obligation to reimburse Tenant in the event of a lease termination for certain expenses as set forth in the previous sentence shall not include any expenses incurred by Tenant following the date Landlord gives Tenant the notice as described in this sentence. If Tenant shall not exercise any of its rights of termination as herein provided, Landlord shall have no further obligation to seek to obtain a subordination, non-disturbance and attornment agreement from Mortgagee and this Lease shall not be affected by Landlord's inability to obtain the same.

               (b) With respect to future superior mortgages and future superior leases, the provisions of Article 15 hereof shall be conditioned upon the execution and delivery by and between Tenant and any such superior mortgagees or superior lessor of a subordination, non-disturbance or attornment agreement on the customary form of such superior mortgagee or superior lessor which shall provide in substance that so long as no default exists hereunder beyond any applicable grace period (if any), Tenant shall not be disturbed in its possession of the Premises pursuant to the provisions of this Lease.
Tenant agrees to execute such non-disturbance agreements and return same to Landlord within ten (10) days after Landlord's written request therefor. If Tenant shall fail to so execute, acknowledge and return any of the foregoing non-disturbance agreements, then this Lease shall be subordinate to such existing or future superior mortgages or such existing or future superior leases, as the case may be, notwithstanding the fact that Tenant has not executed and delivered such non-disturbance agreement.

               (c) Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "superior lease" and the lessor of a superior lease or its successor in interest, at the time referred to, is herein called "superior lessor"; and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called "superior mortgage" and the holder of a superior mortgage is herein called "superior mortgagee". As of the date hereof, there are no superior leases affecting the Real Property.

          16.  SECURITY DEPOSIT.

               (a) Tenant shall deposit with Landlord on the signing of this Lease the Security Deposit as defined in the Preamble for the full and faithful performance of Tenant's obligations under this Lease, including, without limitation, the surrender of possession of the Premises to Landlord as herein provided. If Landlord applies any part of said Security Deposit to cure any default of Tenant, Tenant shall, on demand, deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Term. Landlord,in the event that the Demised Premises are sold, shall transfer and deliver the Security Deposit, as such,to the purchaser of the Demised Premises and shall notify Tenant thereof, and thereupon Landlord shall be discharged from any further liability in reference thereto. The Security Deposit (less any portions thereof used, applied or retained by Landlord in accordance with the provisions of this Paragraph 16), which need not be placed in any separate account of Landlord, shall be returned to Tenant, without interest, within thirty (30) days after the expiration or sooner termination of this Lease without the fault of Tenant and after delivery of the entire Premises to Landlord in accordance with the provisions of this Lease. Tenant covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Landlord shall not be bound by any such assignment, encumbrance or attempt thereof.

          (b) Three (3) months prior to the Termination Date, the Landlord will obtain an irrevocable letter of credit in favor of Tenant to secure its obligation to return the Security Deposit as required under this Lease. In the event the Landlord fails to do so, the Tenant shall have the right of setoff equal to an amount not to exceed the Security Deposit against the payment of Fixed Basic Rent and Additional Rent for the last three (3) months of the term of this Lease.

               In the event of the insolvency of Tenant, or in the event of the entry of a bankruptcy judgment in any court against Tenant which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Landlord may require Tenant to deposit additional security, to be held by Landlord pursuant to the terms of this Lease, in an amount which in Landlord's sole judgment reasonably exercised would be sufficient to adequately assure Tenant's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Tenant to deposit the security required by this Paragraph, within ten (10) days after Landlord's written demand, shall constitute a material breach of this Lease by Tenant.

          17. RIGHT TO CURE THE BREACHING PARTY'S BREACH. If any party hereto breaches any covenant or condition of this Lease, the other party hereto may (but shall not be obligated to), on reasonable notice to the breaching party (except that no notice need be given in case of emergency), cure such breach at the expense of the breaching party and the reasonable amount of all costs and expenses (including, without limitation, reasonable attorneys' fees, disburse-ments and costs), incurred by the curing party in so doing (whether paid by the curing party or not) shall be deemed Additional Rent payable on demand.

          18. MECHANIC'S LIENS. Tenant covenants not to suffer or permit any mechanic's or materialmen's or other liens to be filed against Landlord's fee or leasehold interest in the Building, Building Area or Demised Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or any contractor, subcontractor or any other party or person acting at the request of Tenant or anyone holding the Demised Premises or any part thereof or under the Tenant, and Tenant shall, within thirty (30) days after receiving notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond or Order of a Court of competent jurisdiction or otherwise. Nothing in this Lease contained shall be deemed or construed in any way as constituting consent by Landlord to the making of any alterations or additions by Tenant for the purposes of N.J.S.A. 2A:44-68, et seq., or any amendment thereof, or constituting a request by Landlord, express or implied, to any contract, subcontract, labor or materialmen for the performance of any labor or the furnishing of any materials for the use or benefit of the Landlord.

          19. RIGHT TO INSPECT AND REPAIR. Landlord may enter the Demised Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as well as for servicing, inspecting and reading the check meter(s) installed therein, as Landlord deems necessary or desirable. Tenant shall have no claims or cause of action against Landlord by reason thereof. In no event shall Tenant have any claim against Landlord for interruption to Tenant's business, however occurring, except for Landlord's gross negligence, willful act or omission.

          20. SERVICES PROVIDED BY LANDLORD. Subject to intervening laws, ordinances, regulations and executive orders, while Tenant is not in default under any of the provisions of this Lease, Landlord agrees to furnish, at Tenant's sole cost and expense as more particularly set forth herein:

                    (a) The cleaning services as set forth on Exhibit D annexed hereto and made a part hereof, subject to the conditions therein stated. Tenant shall pay the cost of all cleaning services required by Tenant as an Operating
               Cost. If Tenant [using a standard of reasonableness] is dissatisfied with Landlord's cleaning service, Tenant shall notify Landlord in writing about such dissatisfaction setting forth the reasons thereof. Landlord shall have a period of three
               (3) months upon
               receipt of said notice to satisfy Tenant's reasonable complaints. In the event the cleaning service is still unsatisfactory, Tenant shall have the option of designating a different cleaning service, provided the cost to Landlord of such substituted service is equal to or less than the prior service.


                    (b) Heating, ventilating and air conditioning (herein "HVAC"), as appropriate for the season, together with Common Facilities lighting and electric energy all during "Building Hours," as hereinafter defined.

                    c) Cold and hot water for drinking and lavatory pur-poses.

                    (d)  Elevator service during Building Hours.

                    (e) Restroom supplies and exterior window cleaning when reasonably required.

                    (f) Notwithstanding any requirements of this Lease, Landlord shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined. Landlord's liability for its failure to furnish any service required to be furnished by it pursuant to this Lease shall be as set forth in Paragraph 21. Landlord shall not be liable, under any circumstances, except for Landlord's gross negligence, willful act or omission, including, but not limited to, that arising from the negligence of Landlord, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Demised Premises and/or the Building including the structural and non-structural portions thereof, for loss of or injury to Tenant or to property, however occurring, through or in connection with or incidental to the furnishing of, or failure to furnish, any of the aforesaid services or for any interrup-tion to Tenant's business however occurring.

                    (g) Tenant acknowledges that it is currently the only Tenant of the Building and that it will operate its business on a twenty-four (24) hour basis, including Building Holidays. Accordingly, and until such time as this ceases to be the case, Tenant shall pay to Landlord as Additional Rent one hundred (100%) percent of Landlord's cost of providing the following services:

                         (i)     cleaning services as set forth on Exhibit D;


                         (ii) all HVAC, lighting, electric, water, sewer, and all other utilities;

                        (iii) all HVAC, lighting, electric, water, sewer, and all other utilities during Building Holidays after it ceases to be the only tenant;

                         (iv) all HVAC, lighting, electric, water, sewer and all other utilities during all periods other than Building Hours after it ceases to be the only tenant.

                    (h) Anything contained elsewhere in this Lease to the contrary notwithstanding, until such time as the Building is fully leased, Tenant's Percentage for the services set forth in subparagraph (g) of this Paragraph, and for which it must pay Additional Rent, shall be calculated and determined based on its pro rata share of the square footage of the occupied space in the Building.


          21. INTERRUPTION OF SERVICES OR USE. Interruption or curtailment of any service maintained in the Building or at the Building Area, if caused by Force Majeure, as hereinafter defined, shall not entitle Tenant to any claim against Landlord or to any abatement in Rent, and shall not constitute a constructive or partial eviction, unless Landlord fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by making of repairs, replacements or additions, other than those made with Tenant's consent or caused by misuse or neglect by Tenant, or Tenant's agents, servants, visitors or licensees, there shall be a proportionate abatement of Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event shall Tenant be entitled to claim a constructive eviction from the Premises unless Tenant shall first have notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to Force Majeure, as hereinafter defined.

          22.  BUILDING STANDARD ELECTRIC SERVICE.

               (a) Landlord agrees to redistribute Building Standard Office Electrical Service (as hereinafter defined) to the Premises consistent with the requirements as set forth in this Lease (not exceeding the present electrical capacity at the Premises" upon the following terms and conditions:

                    (i) Landlord shall, at Landlord's sole cost and expense, install a check meter to measure all of the electric power being consumed by Tenant on the First (1st) Floor of the Demised Premises inclusive of HVAC service, and Tenant shall pay to Landlord the amount so consumed as determined by said meter calculated at the rate structure then existing of the utility company supplying electrical energy to the Building for Tenant's consumption, as so measured. As to Tenant's consumption of electrical power and HVAC on the Second (2nd) Floor of the Demised Premises, Tenant shall pay its pro rata share, to wit: 54.05% of the cost thereof determined by a meter or meters installed by the Landlord for the Second (2nd) Floor of the Building in the manner heretofore set forth. The Landlord shall also install a check meter to measure electric power inclusive of HVAC service for the common areas for which Tenant shall pay its pro rata share and which shall be included in the amount of Operating Costs to be paid to landlord by Tenant pursuant to the terms of Paragraph 23(b). All of the foregoing shall be adjusted to reflect the Tenant's 24 hours access to the Building, as well as its use thereof during Building Holidays as set forth in Paragraph 20(g). Said payments shall be due as Additional Rent with the next installment of Fixed Basic Rent thereafter becoming due. Notwithstanding the foregoing, Tenant shall have the option, at its sole cost and expense, of installing its own direct electric meters, and if necessary, reducting the HVAC system to measure its consumption of electric power, inclusive of HVAC and contracting directly with the utility providing same, in which event it shall not pay its pro rata cost of any such consumption separately metered.

                   (ii) Landlord shall not be liable in any way to Tenant for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this paragraph, nor for any interruption in the supply, and Tenant agrees that such supply may be interrupted for inspection, repairs and replacement on reasonable notice and in emergencies. In any event, the full measure of Landlord's liability for any interruption in the supply due to Landlord's acts or omission shall be an abatement of Fixed Basic Rent. In no event shall Landlord be liable for any business interruption suffered by Tenant.

                  (iii) Landlord shall at a reasonable and competitive cost to Tenant furnish and install all replacement lighting tubes, lamps ballasts and bulbs required in the Premises.

                   (iv) Tenant shall make no alteration to the existing electrical risers, wiring and other conductors or outlets without Landlord's consent. Should Landlord consent, all such alterations shall be provided by Landlord and the cost therefor paid for by Tenant upon demand as Additional Rent.

               (b) The "Building Standard Electric Service" shall, unless otherwise provided by agreement in writing between the parties, be defined as the provision by Landlord of electrical current for usual office requirements, equipment and heating, ventilating and air-conditioning systems, all consistent with the requirements of Exhibit C annexed hereto, from 8:00 a.m. to 6:00 p.m. on every day, Monday through Friday, and on those Saturdays from 8:00 a.m. to 1:00 p.m. provided, with respect to Saturday service, Tenant shall notify and request the same 48 hours in advance, but excluding those holidays set forth on Exhibit E annexed hereto. In no event shall Building Standard Electric Service include electrical current for any computer room installation, data processing center, or for any requirements needing greater than a 15-amp line. All installments of electrical fixtures, appliances and equipment within the Demised Premises shall be subject to Landlord's prior written approval which approval shall not be unreasonably withheld or unduly delayed. Nothing herein shall be construed as conferring on Landlord the right or option to cut off electric service to the Building outside of Building Hours, except in instances requiring emergency or necessary repairs, it being intended that electrical service to the elevators and Demised Premises shall be available on a twenty-four (24) hour basis. Accordingly, the Standard defined herein is provided as a measure for the allocation of costs of the electrical service only.

                    Tenant shall pay to Landlord in equal monthly installments, as Additional Rent, in advance, the reasonable cost of electrical services and energy in excess of the Standard referred to above, whether resulting from the installation of additional fixtures, appliances or equipment with or without Landlord's consent, or from use at times other than those set forth above. Landlord shall have the right, but not the obligation, at any time, to conduct an electrical survey of the Demised Premises to assist in the determination of such electrical services and energy utilized by Tenant in excess of the Standard referred to above for the purpose of calculating the Additional Rent due to Landlord from Tenant for Tenant's use of electrical services and energy in excess of the Standard referred to above. The provisions of this subparagraph
(b) shall only apply to the electric usage of Tenant in the Second (2nd) Floor of the Demised Premises.

               (c) In the event that the utility company that furnishes electric energy to the Landlord, for supply to the Tenant, declines to continue furnishing electric energy to Landlord for Building Standard Electric Service not due to Landlord's nonpayment of electricity bills, Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time, upon reasonable notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangement to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent available and safely capable to being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall not be obligated to pay any part of any cost required for Tenant's direct electric service.

          23.  ADDITIONAL RENT.

          A.   1.   Tax Escalation.  If the Real Estate Taxes for the
Building and Building Area at which the Demised Premises are located for any

Calendar Year or proportionate part thereof, during the Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Calendar Year), then Tenant shall pay to Landlord as Additional Rent, Tenant's percentage of all such excess Real Estate Taxes. As used in this Paragraph 23(A), the words and terms which follow mean and include the following:

                    (i) "Base Real Estate Taxes" shall be as defined in the Preamble.

                   (ii) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and Building Area, or upon the Rent, as such, payable to Landlord, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed or assessed against the Building and Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary,foreseen or unforeseen. Income, franchise, transfer, inheritance, corporate, mortgage recording, capital stock taxes of Landlord, or penalties or interest thereon, shall be deemed excluded from the term "real estate taxes" for the purposes hereof. If, due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for,or in lieu of any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

               (2) Payment. At any time, and from time to time, after the establishment of the Base Real Estate Taxes, Landlord shall advise Tenant in writing of Tenant's pro rata share with respect to same as estimated for the next twelve (12) month period (and for each succeeding twelve (12) month period or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months) as then known to Landlord, and thereafter, Tenant shall pay as Additional Rent, Tenant's Percentage of these costs for the then current period affected by such advice (as the same may be periodically revised by Landlord as additional costs are incurred) in equal Monthly Installments, such new rates being applied to any months for which the Fixed Basic Rent shall have already been paid which are affected by the Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Calendar Year as defined in Subparagraph
(c) hereof (or proportionate part thereof, if the last period prior to the Lease's termination is less than twelve (12) months).

                    (i) Tenant, shall have the right at its own cost and expense, in good faith, to contest the levy of any such taxes, assessments or liens or the validity or amount thereof, by appropriate legal proceedings which shall not operate to prevent the collection of said taxes and assessments, and the sale of the Premises or any part thereof to satisfy the same,and pending any such legal proceedings, the Landlord shall have the right to pay, discharge or remove the taxes, assessments or liens so contested. Any such proceeding for contesting the validity of or to recover overpayment of any such real estate taxes, assessments or liens may be brought by Tenant in the name of the Landlord or in the name of the Tenant, or both,as may be necessary or proper or as Tenant may deem advisable, provided that if any such proceeding be brought by Tenant, it shall save the Landlord harmless against any and all loss, cost or expense of any kind including legal fees that may be imposed upon Landlord or the Premises in connection therewith. Any such proceedings for the contesting of the validity of or to recover overpayment of any such real estate taxes, assessments, or liens shall not relieve the Tenant of its obligation to pay the Escalation
Costs when due, as required under the terms of this Lease. Landlord shall give notice to the Tenant within sixty (60) days from the date that Landlord receives notice of any increase in the assessed value of or the taxes imposed on the Premises or on the property of which the Premises forms a part.

                    (ii) If Landlord shall receive a refund for any Tax Year in which a Tax Payment shall have been made by Tenant, Landlord shall repay to Tenant, Tenant's Proportionate Share of such refund after deducting therefrom the costs and expenses incurred by Landlord and which have not been borne by Tenant for its cost of obtaining such refund. If Landlord shall effect a reduction in assessed valuation thus reducing the amount of taxes which would otherwise be payable by Tenant hereunder, Tenant shall pay, within twenty
(20) days after demand, to Lessor, Tenant's share of the costs and expenses of obtaining such reduction of assessed value (less any amounts paid or applied upon receipt of refund), which demand shall set forth a breakdown of such costs and expenses.

                    Notwithstanding anything herein contained to the contrary, in the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Real Estate Taxes during said period shall be proportionately reduced to correspond to the duration of said final period.

          B.   OPERATING COSTS.

               (a) It is expressly agreed that Tenant will pay in addition to Fixed Basic Rent provided in Paragraph 3 above, Additional Rent for all of Landlord's costs of operating and maintaining the Building so that the Fixed Basic Rent shall be absolutely net to Landlord, except as otherwise specifically set forth in this Lease. Tenant shall pay to Landlord, as Additional Rent, Tenant's Percentage, as defined in the Preamble of all operating and maintenance costs incurred by Landlord for the Building and Office Building area for any Calendar Year (or proportionate part thereof if the Lease was not in effect during the entire Calendar Year ("Operating Costs Payment") Operating costs shall include, by way of illustration and not of limitation: personal property taxes; management fees at an initial rate of $40,000.00 with reasonable yearly increases thereafter of five (5%) percent; labor, including all wages and salaries; fringe benefits; social security taxes, and other taxes which may be levied against Landlord upon such wages and salaries; supplies; repairs and cleaning services, maintenance for structural and non-structural repairs whether ordinary or extraordinary; maintenance and service contracts; the cost of all HVAC, electric, water, sewer, gas and other utilities for the Building, common facilities and common areas not otherwise billed to Tenant, but not including utility and energy costs for which any other tenant is to pay separately pursuant to a check meter or other measuring device; painting; wall and window washing; laundry and towel service; tools and equipment; fire and other insurance, trash removal, repair, maintenance and replacement of roofs, parking area, curbs and walkways; snow removal; public amenities; and all other items properly constituting direct operating costs according to standard accounting practices, provided that the contract price charged to Landlord for all of the above shall be at commercially reasonable prices usually charged for similar buildings in similar locations (hereinafter collectively referred to as the "Operating Costs"), but not including, brokerage commissions, leasing commissions, finder's fees, space planner fees and other similar type fees, salaries and fringe benefits for Landlord's executives above the rank of building manager; costs of repairs or replacements incurred by reason of fire or other casualty or condemnation; costs for constructing a tenant installation for any individual tenant at the Building, or amounts contributed to any such tenant in lieu thereof, or any other tenant allowances granted as an inducement to enter into a lease; amounts received by Landlord through proceeds of insurance or by any manufacturer's warranty to the extent the proceeds are compensation for expenses which were previously included in Operating Costs hereunder; advertising and promotional expenditures; costs incurred or any specific compensation Landlord receives in performing work or funishing services for any new or existing tenant in the Building;rent and other charges payable in connection with any ground or underlying lease; amounts paid to affiliates of Landlord in excess of the amounts that would have been paid absent such relationship; costs of any special services rendered to a tenant of the Building which is not rendered generally to tenants therein; interest or penalties for late payments by Landlord; refinancing costs; legal, appraisal and auditing fees and court costs in connection with leasing space in the Building or in connection with proceedings or applications to reduce real estate tax assessments; all expenses for which Landlord has received reimbursement and any fines or penalties imposed by legal authorities having jurisdiction thereof by reason of such existing violations; rent payable with respect to any leasing office; management fees in excess of those referred to herein; costs incurred in operating the parking facilities for the Building except to the extent the cost of operating the parking facilities exceeds the revenues generated from operating the parking facilities; and costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous waste or asbestos-containing materials from the Property unless the waste or asbestos-containing materials were in or on the Property because of Tenant's negligence or willful acts or omissions; depreciation of Building; interest, points and fees on debt or amortization on any mortgage or mortgages encumbering the Building and/or the land on which the Building is situated; income or excess profits taxes; costs of maintaining Landlord's corporate existence; franchise taxes; and expenditures required to be capitalized for federal income tax purposes, inclusive of renovations to and replacement of the Building and equipment, (which expenditures shall be amortized over their useful life in accordance with generally accepted accounting principles, consistently applied, and such amortization shall be included as an Operating Cost expense), unless said expenditures are for the purpose of reducing Operating Costs within the Building and Building Area or are required under any governmental law, ordinance or regulation, in which event the costs thereof shall be included.

               (b) Commencing as of the Commencement Date, Tenant shall pay its Tenant's Percentage of the Operating Costs. Tenant shall make estimated payments on account of Tenant's Percentage of these Operating Costs in monthly installments in advance on the first (1st) day of each month, equal to One-Twelfty (1/12th) of Tenant's Percentage of the Landlord's expenditures for Operating Costs for the Calendar Year or part thereof immediately preceding the year in which to be made. Monthly payments in the first full or partial Calendar Year commencing with the Commencement Date shall be TEN THOUSAND AND 00/100 ($10,000.00) DOLLARS. If Tenant's estimated payments on account of a full or partial year exceeds the actual amount of Tenant's Percentage of Operating Costs for such period, Tenant shall be entitled to offset the excess against the estimated payments on account of Tenant's Percentage of Operating Costs next to become due Landlord. If Tenant's actual amount of Tenant's Percentage of Operating Costs exceed Tenant's estimated payments on account for a full or partial year, Tenant shall pay Landlord the deficiency for such period within thirty (30) days after receipt of the annual statement described below.

          C.   Calendar Year.   As used in this Paragraph 23, and throughout
this Lease, Calendar Year shall mean the twelve (12) month period commencing January 1 and ending December 31. Once the Base Real Estate Taxes are established, in the event any lease period is less than a Calendar Year, then the Base Real Estate Taxes shall be adjusted to equal the proportion that said Lease period bears to the Calendar Year, and Tenant shall pay to Landlord as Additional Rent for such period, an amount equal to Tenant's Percentage of the Excess for said period over the adjusted base with respect to same.

          D. Books and Records. For the protection of Tenant, Landlord shall maintain books of account which shall be open to Tenant and its representatives at all reasonable times so that Tenant can determine that such Operating and Tax Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Landlord and Tenant shall be referred by either party to an independent Certified Public Accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association in Newark, New Jersey shall be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Tenant shall pay to Landlord the sum so billed by Landlord subject to its ultimate resolution as aforesaid.

          E. Right of Review. Once Landlord shall have finally determined said Operating or Tax Costs at the expiration of a Calendar Year, then as to the item so established, Tenant shall only be entitled to dispute said charge as finally established, or review the records therefor, for a period of nine (9) months after such charge is finally established, and Tenant specifically waives any right to dispute any such charge, or review the records therefor, at the expiration of said nine (9) month period.

          24.  TENANT'S ESTOPPEL.  Tenant shall from time to time, within ten
(10) days of receipt of a request from Landlord, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, without charge to Landlord, a written statement of Tenant certifying that (i) the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; (ii) the dates to which the rents and charges have been paid; (iii) that Tenant has not discharged or used and does not discharge or use any hazardous or toxic substance or waste at the Premises or Building Area; and (iv) whether or not, to the best of Tenant's knowledge, Landlord is in default hereunder, and if so, specifying the nature of the default, and as to any other matters as may reasonably be so requested. It is intended that any such statement delivered pursuant to this Paragraph 24 may be relied upon by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage of Landlord's interest.

          25. HOLDOVER TENANCY. If Tenant holds possession of the Premises after the Term, Tenant shall become a tenant from month to month under the provisions herein provided, at a monthly basic rental of double the rate charged herein for Fixed Basic Rent as provided for pursuant to N.J.S.A. 2A:42-6 it being agreed that "yearly rate", as used in that Statute, shall be equal to the Fixed Basic Rent of the last Lease Year of the Term, and without the requirement for demand or notice by Landlord to Tenant demanding delivery of said Premises for which this Lease and all relevant provisions shall be deemed sufficient written demand (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Landlord, or until Tenant shall have given to Landlord, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. The provisions of this Paragraph do not exclude the Landlord's rights of re-entry and shall not be deemed or construed as a waiver by Landlord of any other rights or remedies granted to Landlord under the terms of this Lease or as available at law.

        26. RIGHT TO SHOW PREMISES. Landlord may show the Premises to prospective purchasers and mortgagees at any time, upon reasonable prior notice to Tenant, and Landlord shall have the right to place upon the Premises a suitable "For Sale" sign. During the twelve (12) months prior to Termination Date, of this Lease, Landlord may show the Premises to prospective tenants, during business hours on reasonable notice to Tenant and may place the usual "to let" signs thereon, provided same do not obstruct any window.

          27.  LANDLORD'S WORK - TENANT'S WORK.
               CREDIT FOR TENANT'S BUILDOUT

               (a) Landlord agrees that, at Landlord's expense, prior to the commencement of the Term, it will do substantially all of the work in the Demised Premises in accordance with Exhibit C annexed hereto and made a part hereof ("Landlord's Work"), otherwise Landlord shall have no obligation to perform any other "Landlord's Work" in the Demised Premises, and Tenant specifically agrees that it will accept the Demised Premises in its "as is" condition.

               (b) Tenant shall be responsible for all other work in the Demised Premises including Tenant's buildout. Provided Tenant is not in default of this Lease, Landlord shall pay Tenant, up to two (2) years after the Commencement Date, the sum of EIGHT HUNDRED THOUSAND and 00/100 ($800,000.00) DOLLARS towards said buildout on the following additional terms and conditions:


               (i) upon receiving paid invoices for Tenant's completed buildout in the minimum amount of $200,000, Landlord shall pay Tenant the sum of $200,000 on June 30, 1997;

               (ii) upon receiving paid invoices for Tenant's completed buildout in the minimum amount of an additional $100,000, Landlord shall pay Tenant the sum of $100,000 on July 31, 1997;

             (iii) upon receiving paid invoices for Tenant's completed buildout in the minimum amount of an additional $100,000, Landlord shall pay Tenant the sum of $100,000 on August 30, 1997;

               (iv) upon receiving paid invoices for Tenant's completed buildout in the minimum amount of an additional $200,000, Landlord shall pay Tenant the sum of $200,000 on September 30, 1997;

               (v) upon receiving paid invoices for Tenant's completed buildout in the mimimun amount of an additional $200,000, Landlord shall pay Tenant the sum of $200,000 on December 31, 1997.

               (vi) For the purposes of this paragraph, Tenant's completed buildout shall include all work to complete the Demised Premises to Tenant's specifications, inclusive of alarm systems, computer cabling and data line, and the upgrading of UPS and the generator and the installation of additional UPS, generator and supplemental HVAC plus a ten (10%) percent add-on factor for architectural and soft costs, but excluding Tenant's telephone and furniture, which have been actually installed in the Demised Premises. In the event Tenant does not expend the sum of $800,000 for Tenant's buildout within two (2) years of the Commencement Date, Tenant shall receive a rent credit from Landlord for the sum not expended or $50,000, whichever is less. Tenant shall have the right to receive said rent credit prior to the aforesaid two (2) year period upon written notification by Tenant to the Landlord that Tenant's Buildout is completed. Upon payment by the Landlord of the aforesaid rent credit, Landlord shall have no further obligation under this Paragraph to make any additional payment towards Tenant's Buildout.

              (vii) Anything contained herein to the contrary notwithstanding, Landlord, at its sole and exclusive option, may make the above payments directly to Tenant's contractors subject to verification by Tenant as to the amount due such contractor. In the event Landlord fails to make any of the aforesaid payments, Tenant shall have the right of setoff against rent payable hereunder. In the event paid invoices equal less than any installment Landlord is required to pay hereunder, Landlord shall pay Tenant only the amount of the invoice required to be paid pursuant to the terms of this Paragraph, but any unpaid amount shall be paid with the next installment subject to the Landlord's receiving corresponding invoices for Tenant's completed Buildout for same.

               (c) Lease Commencement shall occur when Landlord has substantially completed all the work to be done by Landlord in accordance with Exhibit C (except for so-called "punch list" items of unfinished work, if any, which shall be completed by Landlord not more than sixty (60) days after Lease Commencement), unless Landlord has been precluded from completing said work as a result of Tenant's acts or omissions. In no event shall Tenant's obligation to pay Fixed Basic Rent and Additional Rent, other than utilities, commence prior to October 1, 1997

               (d) Landlord and Tenant agree and acknowledge that but for Tenant's Work and Tenant's Buildout, the Landlord and the Building would be exempt from ADA requirements. Anything contained herein to the contrary notwithstanding, and except as specifically set forth in Exhibit "C", the Tenant shall be liable for any additions, alterations or revisions of the Demised Premises,and Building bathrooms,in order to make same ADA compliant, and the Tenant hereby holds the Landlord harmless and indemnifies it from any and all liabilities, lawsuits, judgments, fines or penalties emanating from any ADA requirement imposed upon the Landlord.

          28. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action or proceeding brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage, and any emergency statute or any other statutory remedy. Should Landlord seek recourse to equity to enforce any of its rights under this Lease, Tenant agrees to waive any defense which it might otherwise have that Landlord has an adequate remedy at law. Tenant agrees that it shall not interpose any counterclaim or set-off in a summary proceeding or in any action based, in whole or in part, on nonpayment of Rent, without, however, waiving any such claim or set-off or precluding its right to assert such claim or set-off in any separate action.

          29.  LATE CHARGE/HABITUAL LATE PAYER.

               (a) Anything in this Lease to the contrary notwithstanding, at Landlord's option, Tenant shall pay a "Late Charge" of eight percent (8%) of any installment of Rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. The amount of the Late Charge to be paid by Tenant shall be reassessed and added to Tenant's obligations for each successive monthly period until paid.

               (b) Should Tenant pay Rent later than five (5) days after the due date more than once within a four (4) month period or more than twice within a Lease Year, Tenant shall be deemed an Habitual Late Payer.

          30.  TENANT'S INSURANCE.

               (a) Tenant covenants to provide, on or before the Commencement Date, a comprehensive policy of general liability insurance naming Landlord as an additional named insured, insuring Tenant and Landlord against any liability commonly insured against and occasioned by accident resulting from any act or omission on or about the Premises and any appurtenances thereto. Such policy is to be written by an insurance company qualified to do business in the State of New Jersey reasonably satisfactory to Landlord. The policy shall be with limits not less than Three Million ($3,000,000.00) Dollars in respect of any one person, in respect of any one accident, and in respect of property damage. Said limits shall be subject to periodic review, and Landlord reserves the right to increase said coverage limits if, in the reasonable opinion of Landlord, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. Said policy shall contain a provision for ten (10) days written notice by certified or registered mail, return receipt requested, to Landlord of any change or modification of said policy. At least ten (10) days prior to the expiration or termination date of any policy, Tenant shall deliver a renewal or replacement policy with proof of the payment of the premium therefor.

               (b) Tenant covenants and represents, said representation being specifically designed to induce Landlord to execute this Lease, that Tenant's personal property and fixtures and any other items which Tenant may bring to the Premises which may be subject to any claim for damages or destruction due to Landlord's negligence shall be fully insured by a policy of insurance covering all risks with no deductible which policy shall specifically provide for a waiver of subrogation for Landlord and all Building tenants without regard to whether or not same shall cost an additional premium and notwithstanding anything to the contrary contained in this Lease. Should Tenant fail to maintain said all risk insurance with the required waiver of subrogation, or fail to maintain the liability insurance, naming Landlord as an additional named insured, then Tenant shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

          31. COMPLETE AGREEMENT. This Lease constitutes the complete agreement and understanding between the parties hereto with respect to the matters set forth herein, and supersedes and terminates any and all prior negotiations or understandings between the parties hereto. No alteration, amendment or modification of any of the terms and provisions of this Lease shall be valid unless made pursuant to an instrument in writing signed by each of the parties hereto. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s). The parties do not intend to confer any benefit hereunder on any person, firm, corporation or other entity, other than the parties hereto.

          32. QUIET ENJOYMENT. Landlord covenants that if, and so long as, Tenant pays the Rent as herein provided, and performs the covenants hereof, Landlord shall do nothing to affect Tenant's right to peaceably and quietly have, hold and enjoy the Premises for the Term, subject to the provisions of this Lease.

          33. INDEMNITY. Tenant shall indemnify and save harmless Landlord and its agents from (a) any and all claims (i) arising from (x) the conduct or management by Tenant, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Demised Premises or of any business therein, or
(y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's account) in or about the Demised Premises during the Term, or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents, contractors or in-vitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

          (a) For the purposes of this Lease, "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material (including without limitation all dental, medical and pharmaceutical waste or so-called red-bag waste) defined as such in (or for the purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or other Federal, State or Local Statute, law, ordinance, code, rule, regulation, order, decree or other requirement or any Governmental Authority relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter may be in effect as same may be amended.

          (b) Tenant shall comply with any and all laws, regulations, or orders with respect to the discharge and removal of Hazardous Material, shall pay immediately when due the costs of removal of any such Hazardous Material, and shall keep the Demised Premises, the Building, and the Building Area free of any lien imposed pursuant to such laws, regulations or orders. If Tenant fails to do so, then, after notice to Tenant and the expiration of the earlier of (i) applicable cure periods hereunder, or (ii) the cure period permitted under applicable law, regulation, or order, Landlord may either declare this Lease to be in default or cause the Demised Premises, the Building and the Building Area to be freed from the Hazardous Material with the cost of the removal to be paid by Tenant as Additional Rent. Upon Tenant's failure to do so, Tenant shall give Landlord and its agents and employees access to the Demised Premises, and Landlord shall have the right, but not the obligation, to remove such Hazardous Material. Tenant further agrees not to release or dispose of any Hazardous Material at the Demised Premises, the Building, or the Building Area except as permitted under all applicable laws, regulations and conditions. Landlord shall have the right at any time to conduct an environmental audit of the Demised Premises, the Building and the Building Area and Tenant shall cooperate in the conduct of any such environmental audit. Tenant shall defend, indemnify and save Landlord harmless from and against any and all loss, cost, damage and expenses (including all attorney's fees and costs) asserted or proven against Landlord as a result of any claim in connection with such Hazardous Material. The foregoing indemnification is in addition to any other indemnification contained herein and shall survive any termination or expiration of the Lease. Notwithstanding the foregoing, Tenant shall not be responsible for compliance with any laws as the relate to pre-existing conditions.

          (c) Tenant shall not install or permit to be installed in the Demised Premises, the Building or the Building Area friable asbestos or any substance containing asbestos or any other material deemed to be hazardous by Federal, State or Local regulations respecting such material (hereinafter collectively referred to as "Asbestos"), and shall promptly,at Tenant's expense, either (i) remove any material which such regulations deem hazardous and require to be removed or (ii) otherwise comply with such Federal, State or Local regulations. If Tenant shall fail to so remove or otherwise comply,Landlord may declare this Lease to be in default and/or do whatever is necessary to eliminate said substance from the Demised Premises, the Building, or the Building Area or otherwise comply with the applicable law, regulation, or order and the costs thereof shall be paid by Tenant as Additional Rent. Upon Tenant's failure to do so, Tenant shall give Landlord and its agents and employees access to the Demised Premises and Landlord shall have the right, but not the obligation, to remove such Asbestos. Tenant shall defend, indemnify and save Landlord harmless from and against any and all loss, cost, damage and expenses
(including all attorney's fees and costs) asserted or proven against Landlord as a result of any claim in connection with such Asbestos. The foregoing indemnification is in addition to any other indemnification contained herein and shall survive any termination or expiration of the Lease.

          (d) In addition to any other indemnification contained herein, Tenant hereby agrees to indemnify Landlord (and its successors and assigns) and hold Landlord (and its successors and assigns) harmless from and against any and all claims, demands, losses, costs, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses of any and every kind and nature whatsoever (including, but not limited to, reasonable attorney's fees and expenses, whether at trial level or on appeal) which Landlord shall or may, at any time, sustain or incur by reason of, in connection with, arising from it otherwise relating to any one of the following (collectively, the "Conditions"):

               (i) any breach of the representations and warranties or covenants set forth, respectively, in subparagraphs (b) and (c) of this Paragraph 33, or

               (ii) The presence on or under the Demised Premises, Building Area of any asbestos or Hazardous Material which is caused by Tenant, its employees, agents, contractors or subcontractors;

              (iii) any activity carried on or undertaken on or off the Demised Premises, prior to or during the term of the Lease, by Tenant or any employees, agents, contractors or subcontractors of Tenant or any third persons occupying or present on the Demised Premises, the Building, or the Building Area in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of any Hazardous Materials at any time located or present on or under the Demised Premises, the Building, or the Building Area, or

               (iv) the presence of Asbestos in the Demised Premises or any activity carried on or undertaken in the Demised Premises in connection with the elimination and removal of Asbestos from the Demised Premises or to otherwise comply with applicable laws, regulations or orders concerning Asbestos in the Demised Premises caused by Tenant, its employees, agents, contractors or subcontractors;, or

               (v) the filing of any lien by or on behalf of any New Jersey regulatory authority relating to the existence or removal of any Hazardous Material related to the Demised Premises, the Building, or the Building Area caused by Tenant, its employees, agents, contractors or subcontractors;, or

              (vi) the failure of Tenant to comply in all respects with all of the provisions of any and all Federal, State and Local statute, law, ordinance, code, rule, regulations, order, decree or other Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material. The foregoing indemnity shall further apply to any residual contamination on or under the Demised Premises, the Building, or the Building Area, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use handling, storage, transport or disposal of such Hazardous Materials and Asbestos, and irrespective of whether any such activities were or will be undertaken in accordance with applicable laws, regulations, codes or ordinances.

          (e) The Tenant agrees to pay, reimburse or make whole any loss that Landlord may suffer as a result of the occurrence of any of the Conditions as and when such amounts are incurred by Landlord.

          (f) The liability of Tenant under this Paragraph 33 shall in no way be limited, impaired or otherwise affected by any amendment or modification of the provisions of this Lease.

          (g) Tenant further covenants and agrees to pay all fees and expenses, including reasonable attorney's fees and expenses and court costs, which may be incurred by Landlord, its successors or assigns, in enforcing any of the terms of provisions of this Paragraph 33, in addition to all other amounts due hereunder.

          (h) The indemnification and other covenants and terms contained in this Paragraph 33 shall survive in perpetuity, notwithstanding any termination or expiration of the Lease.

          34. PARAGRAPH HEADINGS. The paragraph headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

          35.  APPLICABILITY TO HEIRS AND ASSIGNS.  The provisions of this
Lease shall apply to, bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Landlord" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof or if a mortgagee shall take possession of the Premises, Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder and Tenant shall upon receipt of notice from the owner of the reversion attorn thereto.

          36. PARKING SPACES. Tenant's occupancy of the Demised Premises shall include the use of those Assigned and Unassigned parking spaces as enumerated in the Preamble. Tenant shall, upon request, promptly furnish to Landlord the license numbers of the cars operated by Tenant and its subtenants, licensees, invitees, concessionaires, officers and employees. If any vehicle of Tenant, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Landlord, Tenant shall pay to Landlord such penalty as may be fixed by Landlord from time to time. All amounts due under the provisions of this Paragraph shall be deemed to be Additional Rent. Landlord reserves the right to substitute assigned parking spaces reasonably similar to the ones initially occupied by Tenant at any time and from time to time during the Term as may be reasonably required by Landlord.

          37. LANDLORD'S LIABILITY FOR LOSS OF PROPERTY. Landlord shall not be liable for any loss of property from any cause whatsoever, including, but not limited to, theft or burglary, fire and other casualty, from the Demised Premises, and any such loss arising from the negligence of Landlord, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Demised Premises and/or the Building including the structural and non-structural portions thereof, and Tenant covenants and agrees to make no claim for any such loss at any time, except Landlord shall be liable for its gross negligence, willful acts or omission..

          38. PARTIAL INVALIDITY/GOVERNING LAW. If any provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. This Lease agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

          39.  BROKER.   Each party represents and warrants to the other
that the Broker, as defined in the Preamble, is the sole broker with whom they have negotiated in bringing about this Lease, and each party agrees to indemnify and hold the other and Landlord's mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant claiming a relationship with the non-disclosing party. In no event shall Landlord's mortgagee(s) have any obligation to any broker involved in this transaction. Landlord shall pay the Broker's commission pursuant to a separate agreement; the Broker shall not be deemed a third-party beneficiary of this provision. In the event that no broker was involved as aforesaid, then each party represents and warrants to the other that no broker brought about this transaction, and each party agrees to indemnify and hold the other harmless from any and all claims of any broker arising out of or in connection with the negotiations of or the entering into of this Lease by Tenant and Landlord and to that end shall indemnify each other for all loss, costs or damage including reasonable attorney's fees arising therefrom.

          40.  PERSONAL LIABILITY.

               (a) Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, its constituent members (to include, but not be limited to, officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for purposes of this Paragraph, collectively referred to as "Landlord"), with respect to any of the terms, covenants and conditions of this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without exceptions whatsoever.

               (b) With respect to any provision of this Lease which provides that Tenant shall obtain Landlord's prior consent or approval, Landlord may withhold such consent or approval for any reason at its sole discretion, unless the provision specifically states that the consent or approval will not be unreasonably withheld. Should Landlord unreasonably withhold its consent, Tenant's sole remedy shall be Tenant's right to seek specific performance and no money damages shall be sought or allowed.

          41. NO OPTION. The submission of this Lease for examination does not constitute a reservation of, or option for, the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord and Tenant.

          42.  DEFINITIONS.

               (a) "Affiliate". Affiliate shall mean any corporation related to Tenant as a parent, subsidiary or brother-sister corporation so that such corporation and such party or such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder or any business entity in which Tenant has more than a fifty percent (50%) interest.

               (b) "Building Hours". As used in this Lease, Building Hours shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., and Saturdays from 8:00 a.m. to 1:00 p.m., excluding those holidays as set forth on Exhibit E annexed hereto and made a part hereof, except that Common Facilities lighting in the Building and Building Area shall be maintained for such additional hours as, in Landlord's sole judgment, is necessary or desirable to insure proper operation of the Building and Building Area. Notwithstanding the foregoing, Tenant has the right to operate its business subject to all federal, state and local law in the Building 24 hours a day, 365 days a year, provided it reimburses the Landlord as Additional Rent for all costs incurred by Landlord for providing such access, including, but not limited to, HVAC, water, sewer, gas, electric and other utilities by providing said access.
               (c) "Common Facilities". Common Facilities shall mean the parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants, including, without limitation intended, air conditioning rooms; fan rooms;janitors' closets; electrical closets; boiler rooms; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts; and vertical ducts with their enclosing walls. Landlord may at any time close temporarily any of the Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in its judgment, reasonably exercised, may be desirable to improve the convenience thereof, but Landlord will use its best efforts so not to cause any interruption that will materially harm Tenant's business.

               (d) "Force Majeure". Force Majeure shall mean and include those situations beyond Landlord's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds.

               (e) "Tenant's Percentage". The parties agree that Tenant's Percentage, as defined and stipulated in the Preamble, reflects the ratio of the gross square feet of the area rented to Tenant (including an allocable share of all Common Facilities) as compared with the total number of gross square feet of the entire Building measured outside wall to outside wall but excluding therefrom any storage areas. Landlord shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area so long as same does not deprive the Tenant of the use of the Premises. Landlord shall also have the right to construct additional buildings in the Building Area for such purposes as Landlord may deem appropriate and subdivide the lands for that purpose if necessary. Tenant's Percentage shall be adjusted accordingly, it being understood that Tenant's Percentage is currently based upon the Building having 67,000 square feet.

               (f) "Lease Year". Lease Year shall mean the twelve (12) month period commencing on the Commencement Date, and each twelve (12) month period thereafter.

          43.  LEASE COMMENCEMENT.

               (a) Notwithstanding anything contained herein to the contrary, if Landlord, for any reason whatsoever not in Landlord's control and excluding an inability to deliver possession of the Premises to the Tenant because they might be otherwise occupied, except as provided for in Paragraph 27(b), cannot deliver possession of the Premises as provided for in Paragraph 27(a) to Tenant at the commencement of the Term as set forth in Paragraph 2,this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, the Term shall be for the full term as specified above to commence from and after the date Landlord shall have delivered possession of the Premises to Tenant or from the date Landlord would have delivered possession of the Premises to Tenant but for Tenant's acts or omissions(herein the "Commencement Date") and to terminate on the Termination Date, and if requested by Landlord, Landlord and Tenant shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates.

               (b) Immediately following execution of this Lease, the Tenant shall have access to the Premises for the sole purpose of completing its work. Such access shall be subject to all of the terms and conditions of this Lease, excluding the Tenants obligation to pay Fixed Basic Rent and Additional Rent other than the payment of all utilities for which the Tenant shall be 100% liable.

          44. NOTICES. Any notice, demand, consent, approval, request and any instrument or document ("Notice") by this Lease required to be given or served upon or by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered or certified mail, return receipt requested, in a postpaid envelope addressed, if to Tenant, at the Building (except, prior to the Commencement Date, at Tenant's address set forth above); if to Landlord, at Landlord's address as set forth above; or, to either at such other address as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, and if mailed, upon the second (2nd) business day after the mailing thereof.

          45. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided herein or by law.

          46. EFFECT OF WAIVERS. No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Landlord to or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Landlord.

          47.  LEASE CONDITION.

               (a) This Lease is expressly conditioned upon Landlord receiving the consent and approval of Landlord's mortgagee to its terms and provisions and executing the subordination, non-disturbance and attornment agreements in favor of Tenant as set forth in Paragraph 15 of this Lease, not later than thirty (30) days after its execution and delivery by both parties.

               (b) This lease is further conditioned upon the Tenant receiving approval from the New Jersey Economic Development Authority on its pending application for financial assistance on or before July 15, 1997. In the event said approval is not forthcoming, this lease shall be rendered null and void and shall have no further effect, except that the Landlord shall be entitled to retain the full amount of the Security Deposit heretofore tendered by the Tenant.

          48. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Tenant agrees to give any mortgagees and/or trust deed holders, by registered or certified mail, a copy of any notice of default served upon Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Tenant further agrees that, if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

          49. LANDLORD'S RESERVED RIGHT. Landlord and Tenant acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Landlord, Tenant, their agents, employees, and contractors and to their invited visitors. In the event of a labor dispute, including a strike, picketing, informational or associational activities directed at Tenant or any other tenant, Landlord reserves the right unilaterally to alter Tenant's ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

          50.  CORPORATE/PARTNERSHIP AUTHORITY.

               (a) If Tenant is a corporation, Tenant represents and warrants that this Lease, and the undersigned's execution of this Lease, has been duly authorized and approved by the board of directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and, within ten (10) days of execution hereof, Tenant will provide Landlord with a corporate resolution confirming the aforesaid.

               (b) If Tenant is a partnership, Tenant shall deliver to Landlord, at the time of execution of this Lease, a duly executed Consent of Partners confirming the authority of the General Partner(s) to execute this Lease, together with a certified copy of the filed Certificate of Partnership.

          51. RECORDING. Tenant covenants that it will not place this Lease on record without the prior written consent of Landlord.

          52. NUMBER AND GENDER. The terms "Landlord" and "Tenant" wherever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include the plural and neuter shall include the masculine and/or feminine, and if there be more than one, the obligations hereof shall be joint and several.

          53.  MISCELLANEOUS.

               (a) If, in connection with obtaining financing for the Building, a bank, insurance company or other recognized institutional Lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant hereby consents to said modifications provided that such modifications do not materially increase the obligations of Tenant hereunder, or materially decrease the obligations of Landlord hereunder. Furthermore, Tenant agrees to furnish to Landlord, upon request, or to any mortgagee or proposed mortgagee of the Building, copies of Tenant's latest financial statement duly certified by an independent Certified Public Accountant, or if no such certified statement is available, then such statement shall be certified by the Managing Partner or Chief Financial Officer of Tenant.

               (b) No sign, advertisement or notice shall be affixed to or placed upon any part of the Demised Premises by Tenant, except in such manner, and of such size, design and color as shall be approved in writing in advance by Landlord which approval Landlord shall not unreasonably withhold. Subject to the foregoing and notwithstanding anything set forth in Exhibit B to the contrary, Landlord hereby grants the Tenant the right, at its sole cost and expense, to place its name on the Building on an exclusive basis. As to all other signs, both interior and exterior, Landlord shall have the right to place the names of other tenants of the Building along with Tenant's name. .

               (c) This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted, since the respective parties have been afforded an opportunity to submit revisions to the text hereof.

          54. ADDITIONAL SERVICES. Notwithstanding anything to the contrary contained in Paragraph 20 of this Lease Agreement or elsewhere herein, Tenant hereby covenants and agrees to compensate Landlord for any additional services provided to Tenant by Landlord which services are in addition to those services to which Tenant is entitled pursuant to Paragraph 20 of this Lease Agreement. Tenant shall compensate Landlord pursuant to a rate schedule to be provided for by Landlord's managing agent, which rate schedule may be amended from time to time in the sole discretion of Landlord or Landlord's managing agent. Said monthly charges shall be due and payable when rendered, said charges to be treated for all purposes under the Lease as Additional Rent.

          55. ATTORNEY'S FEES. Tenant agrees that it shall be liable for reasonable attorneys' fees and, if necessary, costs of suit incurred by the Landlord in enforcing the provisions of this Lease, and agrees to pay the Landlord for same within ten (10) days of written demand therefor, and same shall be deemed Additional Rent.

          56.  OPTION.
               (a) Providing Tenant is not in default of its obligations during the term of this Lease, Tenant shall be entitled to extend the term of this Lease for one (1) successive extension period of five (5) years to commence upon the day following the Termination Date and the Annual Fixed Basic Rent shall be the greater of ninety-five (95%) percent of Fair Market Value as defined below, or $948,750.00 per annum.

               (b) Fair Market Value shall be determined by mutual agreement between Landlord and Tenant. However, if Landlord and Tenant cannot agree on the Fair Market Value for the extension period at least ninety (90) days prior to the beginning of the applicable extension period, then Fair Market Value shall be determined by an MAI appraiser selected by mutual agreement of Landlord and Tenant (and the cost of which shall be shared equally). If Landlord and Tenant cannot agree on an appraiser, Fair Market Value shall be determined by two (2) MAI appraisers, one selected by Landlord and one selected by Tenant. The appraisers shall determine Fair Market Value based upon the then Fair Market Value for comparable buildings in Leonia, New Jersey. If the two (2) MAI appraisers cannot agree on the Fair Market Value, the two (2)
MAI appraisers shall select a third MAI appraiser, or if they are unable to agree upon the third MAI appraiser, then application shall be made to the Assignment Judge of Bergen County, New Jersey, for the selection of the third MAI appraiser, who shall make the determination of Fair Market Value. Landlord shall pay for its appraiser, and Tenant shall pay for its appraiser, and the third appraiser shall be paid by Landlord and Tenant jointly and equally.

               (c) If Tenant elects to exercise its Option to extend the term of this Lease, it shall do so by notifying Landlord, in writing, certified mail, return receipt requested, not more than fifteen (15) months and not less than twelve (12) months before the Termination Date. If the Tenant fails to so notify Landlord, its rights to the Option shall terminate and be null and void and of no further effect.

          57.  CHANGE OF USE APPROVAL AND
               CERTIFICATE OF OCCUPANCY.

               (a) It shall be the obligation of the Tenant to obtain a certificate of occupancy which may be required pursuant to local law.

               (b) As soon as possible after execution of this Lease by both parties, Tenant, at its sole cost and expense, agrees to make immediate bona fide efforts to obtain the requisite change of use or occupancy approval from the Planning Board of the Borough of Leonia so as to allow Tenant's use and/or occupancy of the Demised Premises. In the event Tenant is unable to obtain said approval despite having made good faith efforts to do so on or before September 1, 1997,, either Landlord or Tenant, upon notice to the other, has the right to terminate this Lease. In that event all monies paid by Tenant to Landlord for Rent or Additional Rent shall be returned forthwith. Subject to the foregoing, in the event Tenant has not obtained such approval by July 15, 1997, the Commencement Date and the Termination Date shall be extended for the number of days after July 15, 1997 it takes for the Tenant to receive such approval.


          58.  USE OF EXISTING COMPUTER EQUIPMENT AND SYSTEMS.
               Provided Tenant is not in default of this Lease, Tenant shall have the right to use all existing computer equipment and systems located within the Demised Premises. Landlord makes no representation to Tenant in respect to such equipment and systems and Tenant agrees to accept them in their "as is" condition. Tenant shall be responsible for all maintenance, repairs and replacement of such equipment and systems at its sole cost and expense.

          59.  RIGHT OF FIRST REFUSAL.

               (A) As of the Commencement Date and for the Term hereof, Tenant shall have the right of first refusal to lease additional space in the Building which is or hereafter shall become vacant (the "Vacant Space"). In the event Landlord receives a bona fide offer to lease any Vacant Space, Landlord shall forward to Tenant a written letter setting forth the proposed tenant for the Vacant Space, all economic terms offered, the term of the proposed lease and the propsed commencement date of the term of the proposed lease (the "Notice"). Within seven (7) business days of Tenant's receipt of the Notice, Tenant shall advise Landlord in writing if Tenant wishes to lease the Vacant Space.

               (B) In the event Tenant exercises its option to lease any Vacant Space, this Lease shall be modified in writing to reflect that the Vacant Space shall be added to and become part of the Demised Premises. Such written modification shall contain, among other things, the following terms and conditions:

                    (i) The Vacant Space shall be leased to tenant in its "as is" condition and Landlord shall not be obligated to make any repairs or modifications to the Vacant Space prior to Tenant's taking occupancy except if the Notice contains provisions for Landlord's Work in the Vacant Space or a work allowance or any other obligation Landlord agreed to do in such bona fide offer.

                    (ii) The Fixed Basic Rent for the Vacant Space shall be
               the same as set forth in the Notice.

                   (iii) The Commencement Date for the Vacant Space shall
               be the  Commencement Date of the term set forth in the Notice.


                    (iv) The Termination Date for Tenant's occupancy of the
               Vacant Space shall be the same as the Termination Date of this Lease.

               (C) In the event Tenant either fails to advise Landlord in writing if Tenant wishes to lease the Vacant Space within seven (7) business days of Tenant's receipt of the Notice or fails to enter into a Lease Modification Agreement within fourteen (14) days of advising Landlord that Tenant wishes to lease the Vacant Space, the right of first refusal contained herein shall become null and void and of no further effect.

          60.  SATELLITE DISHES, MICROWAVE TRANSMITTERS.

               (A) Landlord consents to the installation and maintenance by Tenant, at Tenant's sole cost and expense, of one (1) satellite dish, microwave mast (with antenna) or electronic sending device (hereinafter the "Installations" on the roof of the Building, and to the repair, upgrading and/or replacement (including, without limitation, substitution of equipment) of the Installations provided that Tenant shall comply with the provisions of subparagraph (B) hereof. No additional Installations shall be installed by Tenant in, on or about the Building without the prior written consent of Landlord in each and every instance. All Installations shall conform, at Tenant's sole cost and expense, to all applicable governmental laws, rules, codes and regulations either now existing or hereafter amended, enacted or codified.

         (B) Tenant shall, at Tenant's sole cost and expense, erect and maintain a raised walkway from the roof entrance to and around the Installations (so as to permit access to the dishes, masts and antennas), so as to preserve and protect the roof membrane and shall extend such walkway in the future to similarly accommodate any additional Installations as may be reasonably required because of anticipated substantial pedestrian traffic in connection with the additional Installations (the parties acknowledge that if any post installation pedestrian traffic is likely to be only sporadic or occasional, rather than frequent, and not likely to damage the roof of the Building, that the cost of extending the walkway may not be justified and, therefore,would not be required; but further acknowledge that, to the extent Landlord in its sole discretion so requires, if one (1) or more additional Installations installed are not reachable by the then existing walkway, an extension of the walkway to each such additional Installations will be made by Tenant).

          (C) Tenant shall give reasonable prior notice to Landlord, which may be by telephone to Landlord or Landlord's management office at the Building or to the Building maintenance personnel, except in cases of emergency (in which case such notice will be given as soon as reasonably practicable following commencement of the activity), for any access to the roof which may be required or desirable by Tenant for installations, replacements, repairs of other actions concerning any of Tenant's Installations that involve a substantial amount of activity. Notice of routine inspection, maintenance and repair is not required.


          (D) Any additional Installations installed by Tenant on the roof of the Building:

               (i) shall not exceed a load factor of 30 pounds per square foot or shall be placed on load bearing beams and columns only (with a load factor that would not overburden those beams or columns); and

               (ii) if, and to the extent necessary to maintain the integrity of the roof, shall be mounted on a superstructure with appropriate pitch pockets installed at all points necessary to maintain the integrity of the roof of the Building.

          (E) Tenant hereby agrees to indemnify and save Landlord harmless from and against any and all loss, costs, damage, claims, or other liability whatsoever arising out of damage to (i) any person or persons, (ii) the property of Landlord or Landlord's other tenants at the Building as a result of Tenant's (or its agents', servants' or employees') use of the roof of the Building or

Tenant's maintenance of Installations thereon of additional Installations thereon, whether or not such use of the roof of the building was consented to by landlord. The preceding obligation extends to the payment of any insurance premiums for any insurance that may be maintained by or for the benefit of Landlord.

          (F) Tenant hereby covenants and agrees that it will, at its sole cost and expense, remove all of its walkways and Installations and other devices or installations of any nature whatsoever, if any, from the roof of the Building and return the roof of the Building to its original, sound condition prior to the original installation by Tenant or Landlord of any of Tenant's
Installations and other devices or installations of any nature whatsoever, if any, at such time, it at all, as Tenant should vacate the Building pursuant to the terms of this Lease Agreement or otherwise, reasonable wear and tear excepted.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

ATTEST                      LEONIA ASSOCIATES, L.L.C
                                By: Jeffco Holding, Ltd.
                            a NJ Corporation, Manager


                            By /s/ JEFFREY E. COLE
                              Jeffrey E. Cole, President


                            COMPUTER OUTSOURCING SERVICES, INC.
                            a New York Corporation


                            By /s/ ROBERT WALLACH
                               Robert Wallach, President

                                  EXHIBIT A

                                  FLOOR PLAN
                                  FIRST FLOOR

                                  EXHIBIT A
                                  FLOOR PLAN
                                  SECOND FLOOR

                            EXHIBIT B

          1.   OBSTRUCTION OF PASSAGEWAYS

               The sidewalks entrances, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress.

          2.   PROJECTIONS FROM THE BUILDING

               No equipment or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without the prior written consent of the Landlord not to be unreasonably withheld or delayed.

          3.   SIGNS

          No signs or lettering shall be affixed by Tenant to any part of the outside of the Premises or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises without the prior written consent of Landlord not to be unreasonably withheld or delayed. Landlord shall place Tenant's name on the primary entry door to the Premises and on the directory in the lobby of the Building, in conformance with Building standards. Tenant shall not have the right to have additional names placed on the lobby directory without Landlord's prior written consent not to be unreasonably withheld or delayed.

          4.   WINDOWS

               Windows in the Premises shall not be covered or obstructed by Tenant. No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Building other than the Premises.

          5.   FLOOR COVERINGS

               Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt first shall be fixed to the floor by a paste or other material that may be easily removed with water, the use of cement or other similar material being expressly prohibited.

          6.   INTERFERENCE WITH OCCUPANTS OF THE BUILDING

               Tenant shall not make or permit to be made, any unseemly or disturbing noises and shall not interfere with other tenants or those having business with them. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

          7.   LOCKS AND KEYS

               No additional locks or bolts of any kind shall be placed on any of the doors by Tenant. Tenant shall, in the termination of Tenant's tenancy, deliver to Landlord all keys to any space within the Building, either furnished to or otherwise procured by Tenant.

          8.   MOVEMENT OF FREIGHT, FURNITURE OR BULKY MATTER

               The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Landlord may from time to time reasonably determine and only after advance notice to Landlord. The persons employed by Tenant for such work must be reasonably acceptable to Landlord. Tenant may, subject to such provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Tenant pays additional costs, if any, incurred by Landlord for elevator operators or security guards and for other expenses occasioned by such activity of Tenant [but during the initial move-in of Tenant, there shall be no such additional costs]. If, Landlord so requests, Tenant shall deposit with Landlord, as security for Tenant's obligations to pay such additional costs, a sum which Landlord reasonably estimates to be the amount of such costs. All damage done to the Building by taking in or out such freight or furniture or any damage done to the Building while any of said property shall be therein, shall be made good and paid for by Tenant on demand. There shall not be used in any space, nor in the public halls of the Building, either by Tenant, or by jobbers or by others in the delivery or receipt of merchandise, any hand trucks, except those with rubber tire and side guards.

          9.   SAFES AND OTHER HEAVY EQUIPMENT

               Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising. Business machines and other equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent unreasonable vibration, noises and annoyance.

          10.  NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS

               Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to Tenant for the non-observance or violation of any of these rules and regulations by any other tenant.

          11.  AFTER HOURS USE

               Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m., and at all hours on Saturdays, Sundays and Building Holidays, all persona who do not present a pass to the Building signed by Tenant. Tenant shall be responsible for all persons for whom such a pass is issued and shall be liable to Landlord for the acts of such person(s).

          12.  PLUMBING FACILITIES USE

               Tenant shall not use the Building's plumbing facilities for any purpose other than that for which they were constructed and will not permit any foreign substance of any kind to be thrown therein; the expense of repairing any breakage, seepage or damage, no matter where occurring, resulting from a violation of this provision by Tenant or Tenant's servants, employees, agents, invitees or licensees shall be borne by Tenant. Wasteful and excessive or unusual use or misuse of Building standard electrical service, water, sewer or other utilities is prohibited.

          13.  VEHICLES

               No bicycles, mopeds, motorcycles or other vehicles of any kind shall be brought into or kept in, on or about the Premises, Building or Building area, except in those locations specifically designated by Landlord for same.

          14.  ANIMALS

               No animal of any kind shall be brought into or kept in, on or about the Premises, Building or Building area.

          15.  LANDLORD'S RIGHTS

               Landlord hereby reserves it itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building and Building area.

          (a) the right to change the name of the Building at any time and from time to time without incurring any liability to Tenant for so doing;

          (b) the right to install and maintain a sign or signs on the exterior of the Building and/or anywhere in the Building area;

          (c) the exclusive right to use or dispose of the use of all or part of the roof of the Building and Building area, except as otherwise specifically set forth in this Lease; and

          (d) the right to grant anyone the right to conduct any particular business or undertaking in the Building or Building area.

          16.  MOVING

               Moving in or out of the building must be coordinated with Landlord. In the discretion of Landlord, reasonably exercised, moving may be required to be done under supervision of management's personnel. No furniture will be moved in the Building's elevators without the permission of Landlord and until necessary pads have been installed.

          17.  SERVICES

               No Tenant shall obtain or accept for use in its premises ice, drinking water, food, beverages, towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any person not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the Tenant's premises and under such regulations as may be fixed by Landlord.

          18.  DELIVERIES

               Landlord shall have the right to require that all messengers and other persons delivering packages, papers and other materials to Tenant (i) be directed to deliver such packages, papers and other materials to a person designated by landlord who will distribute the same to Tenant, or (ii) be escorted by a person designated by landlord to deliver the same to Tenant.

                            EXHIBIT C



          1.   Renovate Lobby with new paint and wall covering;

          2. Stripe and seal parking lot including visitors' spaces and reserved parking;

          3. Plant ten (10) trees along the south side of the parking lot, subject to municipal approvals.

          4. Employ best efforts with the appropriate municipal, county or administrative agency to cause the roadway leading to the Building to be paved with asphalt or blacktop. The foregoing shall not be a condition precedent to the completion of Landlord's Work and shall not delay the Commencement Date in any manner.

          5. Replace existing sinks and vanities in the downstairs men's room and lower the urinal in the upstairs and downstairs men's room. The Tenant specifically agrees and acknowledges that the Landlord shall not have any further liability in respect to making the Building ADA compliant.

Notwithstanding anything contained herein or in the Lease Agreement to the contrary, Landlord shall have no obligation to perform any work for Tenant in connection with the preparation of the space for the Tenant's occupancy other than as is specifically set forth above.


                             INITIALS


                          ______________



                          ______________

                             EXHIBIT D

                        CLEANING SERVICES


NIGHTLY CLEANING SERVICES:  (Daily)

          Common Areas

          -    Vacuum, dust and sweep flooring as appropriate;
          -    Sweep all stairways;
          -    Wipe drinking fountains;
          - Clean cigarette and garbage urns and replace sand or water as necessary; and
          - Remove wastepaper and waste materials to garbage dumpster as necessary

          Demised Premises

          -    Empty and clean ashtrays as necessary; and
          - Empty wastebaskets and garbage receptacles as necessary. The Nightly Cleaning Services will apply to the entire premises, including all office space, entrance lobbies, public corridors, elevator cabs, stairways and public lavatories.

WEEKLY CLEANING SERVICES:   (Weekly)

          Common Areas

          -    Spot clean carpeting as necessary;
          -    Clean scuff marks from wall coverings as necessary;
          -    Clean elevator openings and door tracks as necessary;
          -    Clean and polish directories as necessary; and
          - Dust common area doors and clean fingerprints and smudges as necessary.

          Demised Premises

          - Dust furniture, fixtures, desk equipment, telephones and window sills, baseboards, chair rails, trim and doors within reach as necessary;
          -    Vacuum carpeted areas and rugs as necessary; and
          -    Clean public corridor entrance as necessary.


OCCASIONAL SERVICE: (Quarterly)

          Common Areas

          -    Damp mop tile flooring as necessary;
          -    Dust exterior of lighting fixtures and vents as necessary;
          -    Shampoo public corridors and lobby carpeting as necessary;
          -    Clean interior walls of elevator cabs as necessary;
          -    Damp mop all stairways and landings as necessary;
          -    Sweep outside all building entry ways as necessary; and
          -    Remove debris outside all entrances.

          Demised Premises

          - Dust picture frames, pictures and similar wall hangings not reached in Nightly Cleaning Service;
          -    Dust exterior of lighting fixtures and venetian blinds; and
          - Dust surfaces not reached in Weekly Cleaning Services such as ventilating louvers, glass partition frames, etc.

COMMON RESTROOM AREAS

          Daily

          -    Sweep and sanitize floors as necessary;
          - Wash and polish mirrors and powder shelves, bright work as necessary;
          - Clean and sanitize commodes, toilet seats, sinks and urinals as necessary;
          - Clean and polish all dispensers, doors and trash receptacles as necessary;
          -    Dust partitions;
          -    Clean all countertops as necessary;
          -    Empty and clean sanitary disposal receptacles as necessary;
          -    Remove wastepaper and refuse as necessary;
          - Fill toilet tissue, soap, towel and feminine napkin dispenser, if any, with supplies as necessary.

          Monthly

          -    Wash partitions, tile walls and enamel surfaces as necessary;
          -    "High" dust wall and ceilings as necessary;
          -    Dust exterior of lighting fixtures as necessary; and
          -    Polish all stainless steel and chrome fixtures as necessary.

ENTRANCE LOBBIES AND PUBLIC AREAS, AS REQUIRED

          -    Sweep and wash flooring and vacuum carpeting as necessary;
          -    Clean cigarette and garbage receptacles as necessary;
          -    Clean elevator cabs, both entry and exterior as necessary;
          -    Clean and polish all metal and wood surfaces as necessary;
          -    Clean stairways, office and utility room doors as necessary;
          -    Clean loading dock and receiving areas as necessary;
          -    Remove paper and debris around exterior of building as necessary;
          - Clean interior side of exterior windows, glass and partition surfaces as necessary, but at least two (2) times yearly;
          -    Clean and polish all directories as necessary;
          -    Clean scuff marks from corridor walls and doors as necessary;
          - Clean all corridor, stairway, vestibule, mechanical room and lobby light fixture covers and reflectors as necessary; and
          - Clean and remove paper and debris from all mechanical rooms as necessary.

OUTSIDE SERVICE, AS REQUIRED

          -    Sweep driveways, curbs and parking areas as necessary
          -    Sweep and clean sidewalks, steps and ramps as necessary;
          - Remove snow from driveways, sidewalks, steps, ramps and parking areas as necessary; and
          - Clean all parking areas and exterior windows as necessary, but at least two (2) time yearly.

                             Initials

                             ________

                             ________

                           EXHIBIT E

                       BUILDING HOLIDAYS



Building Holidays shall be as follows:

     1.   Memorial Day


     2.   Independence Day


     3.   Labor Day


     4.   Thanksgiving Day and the day after


     5.   Christmas Day


     6.   New Year's Day


     7. Monday before or Friday after, if July 4th falls on a Tuesday or Thursday


                             * * * *


                             Initials


                             __________


                             __________